UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2019 (February 22, 2019)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 22, 2019, Soter Capital, LLC (an affiliate of Platinum Equity Advisors, LLC.), the holder of the sole share of Series A Preferred Stock, par value $0.01 per share, of Key Energy Services, Inc. (the “Company”), acted by written consent in lieu of meeting to nominate and re-elect, effective as of immediately following the Company’s 2019 annual meeting of stockholders scheduled to be held on May 1, 2019, each of Bryan Kelln, Jacob Kotzubei, Philip Norment, Mary Ann Sigler and H.H. Tripp Wommack, III to serve as members of the Company’s board of directors. Each of such persons is currently serving on the Company’s board of directors, and as a result of his or her re-election, shall serve an additional one-year term until the next annual meeting of stockholders or, if earlier, until their death, resignation or removal in accordance with the Company’s bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: February 26, 2019	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, General Counsel & Corporate Secretary